EXHIBIT 11
                                   ----------

                 CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES
        COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                      (in thousands, except per share data)
                                   (unaudited)

                                          For the Three Months Ended May 31,
                                      ------------------------------------------
                                              1997                   1996
                                      -------------------    -------------------
Net income per common and common                   Fully                  Fully
  equivalent share:                    Primary    Diluted     Primary    Diluted
                                      --------   --------    --------   --------
Net income available to common
  and common equivalent shares        $ 10,046   $ 10,046    $  8,501   $  8,501
Adjustments                               -          -           -          -
                                      --------   --------    --------   --------
Net income available to common
  and common equivalent shares        $ 10,046   $ 10,046    $  8,501   $  8,501
                                      ========   ========    ========   ========
Shares:
Weighted average common shares
  outstanding                           18,770     18,770      19,629     19,629
Adjustments:
  (1) Assumed exercise of incentive
      stock options                        466        552         210        210
  (2) Assumed exercise of stock
      options                             -          -             57         57
                                      --------   --------    --------   --------
Weighted average common and common
  equivalent shares outstanding         19,236     19,322      19,896     19,896
                                      ========   ========    ========   ========
Net income per common and common
  equivalent share                    $   0.52   $   0.52    $   0.43    $  0.43
                                      ========   ========    ========   ========